UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.             )

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SUPER VISION INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPER VISION INTERNATIONAL, INC.

8210 Presidents Drive

Orlando, Florida 32809

April 25, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Super Vision International, Inc. The Annual Meeting will be held at the principal executive offices of Super Vision International, Inc. at 8210 Presidents Drive, Orlando, Florida 32809, on Thursday, the 26th day of May, 2005, at 10:00 a.m. Eastern Time, and thereafter as it may from time to time be adjourned.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you may do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Brett Kingstone,

Chairman of the Board, President and Chief Executive Officer

SUPER VISION INTERNATIONAL, INC.

NOTICE OF

2005 ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Date:	May 26, 2005
Time:	10:00 a.m.
Place:	Super Vision International, Inc.
8210 Presidents Drive Orlando, Florida 32809

Dear Stockholders:

At our Annual Meeting, we will ask you to:

•	Elect seven directors to the Board of Directors;

•	Ratify the appointment of Cross, Fernandez & Riley, LLP as our independent public accountants for the year ending December 31, 2005; and

•	Transact any other business that may properly be presented at the Annual Meeting.

RECORD DATE

If you were a stockholder of record at the close of business on April 11, 2005, you are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available during business hours for ten days prior to the Annual Meeting at our offices, 8210 Presidents Drive, Orlando, Florida 32809, for examination by any stockholder for any purpose germane to the meeting.

PROOF OF OWNERSHIP

Attendance at the Annual Meeting will be limited to stockholders of record or their authorized representative by proxy. If your shares are held through an intermediary, such as a bank or broker, you must present proof of your ownership of Super Vision shares at the Annual Meeting. Proof of ownership could include a proxy from the intermediary or a copy of your account statement, which confirms your beneficial ownership of Super Vision shares.

By order of the Board of Directors,

Brett Kingstone Chairman of the Board, President and Chief Executive Officer

April 25, 2005

PROXY STATEMENT FOR THE

SUPER VISION INTERNATIONAL, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

Information About The Annual Meeting and Voting

Why Did You Send Me this Proxy Statement?

The Board of Directors of Super Vision International, Inc. sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 25, 2005 to all stockholders entitled to vote. Stockholders who owned Super Vision common stock at the close of business on April 11, 2005 are entitled to vote. Effective April 11, 2005, there were 2,058,814 shares of Super Vision Class A common stock and 483,264 shares of Super Vision Class B common stock outstanding. Common stock (both Class A and Class B) is our only class of voting stock. In this Proxy Statement, unless the context otherwise requires, “Super Vision,” “we,” “our,” “us,” the “Company” and similar expressions refer to Super Vision International, Inc., a Delaware corporation.

We are also sending along with this Proxy Statement, the Company’s Annual Report on Form 10-KSB for the Year Ended December 31, 2004, which includes our Financial Statements. The Annual Report on Form 10-KSB is not to be regarded as proxy solicitation material.

How Many Votes Do I Have?

Each share of Class A common stock that you own entitles you to one vote for each matter to be acted upon at the Annual Meeting. Each share of Class B common stock that you own entitles you to five votes for each matter to be acted upon at the Annual Meeting. The proxy card enclosed herewith indicates the number of Super Vision shares of each class of common stock that you own.

How Do I Vote by Proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors, as follows:

•	“FOR” the election of all seven nominees for director; and

•	“FOR” ratifying the appointment of Cross, Fernandez & Riley, LLP as independent auditors for 2005.

If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Revoke My Proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date;

•	You may notify Super Vision’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How Do I Vote in Person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 11, 2005, the record date for voting.

What Vote Is Required to Approve Each Proposal?

Proposal 1: Elect Seven Directors	The seven nominees for director who receive the most votes (a “plurality” as required by Delaware law) will be elected. So, if you do not vote for a particular nominee, or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. A broker non-vote (i.e., when a broker does not have authority to vote on a specific issue) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

Proposal 2: Ratify Appointment of Auditors

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to ratify the appointment of independent auditors. A broker non-vote will have the same effect as a vote against this proposal.

Quorum; The Effect of Broker Non-Votes and Abstentions

A majority of the votes of the outstanding shares of Class A and Class B common stock represented in person or by proxy will constitute a quorum. Your broker is not entitled to vote on a proposal unless it receives instructions from you. Even if your broker does not vote your shares on a proposal, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (i) abstain from voting on a particular matter, or (ii) are broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, because shares that abstain and shares represented by broker non-votes are nonetheless considered outstanding shares, abstentions and broker non-votes will have the same effect as a vote against a proposal which requires the affirmative vote of a majority of the shares of common stock outstanding.

Is Voting Confidential?

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by Super Vision. That information is available for examination only by the inspectors of election who are employees appointed to tabulate the votes. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

What Are the Costs of Soliciting the Proxies?

Super Vision pays the cost of preparing, assembling and mailing this proxy soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph by Super Vision officers and employees without additional compensation. Super Vision pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

Information About Super Vision International, Inc. Common Stock Ownership

How Much Stock is Owned By Directors, Executive Officers and At Least 5% Stockholders?

The following table shows, as of April 11, 2005, (a) all persons we know to be “beneficial owners” of more than five percent of the outstanding common stock of Super Vision, and (b) the common stock owned beneficially by Super Vision directors and named executive officers and all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown, except as noted.

	Shares Beneficially Owned(2)
	Number		Percent Ownership		Total Voting Power
Beneficial Owners(1)	Class A	Class B	Class A	Class B
Brett M. Kingstone(3)	363,887	483,264	15.03%	100%	57.48%
Kingstone Family Ltd Partnership II(4)	291,387	483,264	12.41%	100%	56.83%
Edgar Protiva(5)	25,498	—	1.22%	—	*
Brian McCann(6)	28,000	—	1.34%	—	*
David Feldman(6)	8,000	—	*	—	*
Anthony Nicolosi(6)	8,000	—	*	—	*
Danilo Regalado(6)	10,000	—	*	—	*
Michael Bauer(6)	5,000	—	*	—	*
Fritz Zeck(6)	16,000	—	*	—	*
Anthony T. Castor(6)	12,000	—	*	—	*
Hayward Industries, Inc.(7)	399,168	—	18.07%	—	8.63%
Cooper Lighting, Inc.(8)	250,369	—	12.16%	—	5.59%
All executive officers and directors as a group (9 persons)(9)	476,385	483,264	18.82%	100%	58.46%

*	Represents a percentage of beneficial ownership that is less than 1%.
(1)	Unless otherwise stated, the address for all persons listed above is Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.
(2)	“Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission (SEC) to mean more than ownership in the usual sense. For example, you “beneficially” own Super Vision common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or if you have the right to acquire it within 60 days. The percent of shares beneficially owned as of April 11, 2005 was calculated based upon 2,542,078 outstanding shares, consisting of 2,058,814 shares of Class A and 483,264 shares of Class B common stock.
(3)

This amount includes the following shares owned by the Kingstone Family Limited Partnership II (KFLPII), which Mr. Kingstone controls and is the general partner: (i) 483,264 shares of Class B common stock; (ii)

289,187 shares of Class A common stock that may be acquired upon the exercise of warrants that were exercisable as of (or will become exercisable within 60 days after) April 11, 2005; and (iii) 2,200 shares of Class A common stock. In addition, this amount includes 72,500 shares of Class A common stock which may be acquired upon the exercise of options granted pursuant to the Company’s stock option plans.

(4)	Kingstone Family Limited Partnership II (KFLPII) was formed in 1998 by Mr. Kingstone, and he is the general partner. KFLPII has granted Hayward Industries, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be acquired upon exercise of the KFLPII warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Hayward will vest only if the KFLPII fully or partially exercises the option to purchase 289,187 shares of Class A common stock. Similarly, KFLPII has granted Cooper Lighting, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be exercised upon exercise of the KFLPII warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Cooper will vest only if the KFLPII fully or partially exercises the option to purchase the 289,187 shares of Class A common stock.
(5)	This amount includes 1,498 shares of Class A common stock. The balance of 24,000 shares of Class A common stock may be acquired upon the exercise of options granted for serving as a director of the Company that were exercisable as of April 11, 2005, or that will become exercisable within 60 days after April 11, 2005.
(6)	All of these shares consist of Class A common stock that may be acquired upon the exercise of options that were exercisable as of April 11, 2005, or that will become exercisable within 60 days after April 11, 2005.
(7)	The address of Hayward Industries, Inc. is 900 Fairmont Avenue, Elizabeth, New Jersey 07207. This amount represents shares of Class A common stock, and also includes 149,688 warrants to purchase Class A common stock that were exercisable as of April 11, 2005, or that will become exercisable within 60 days after April 11, 2005. However, this amount does not include up to 28,918 shares that maybe acquired upon exercise of the options owned by Hayward Industries described in footnote (4) above.
(8)	The address of Cooper Industries, Inc. is 1121 Highway 74 South, Peachtree City, Georgia 30269. This amount represents shares of Class A common stock, but does not include 28,918 shares that may be acquired upon exercise of the options owned by Cooper Lighting Inc., in footnote (4) above.
(9)	This amount includes shares that may be acquired upon exercise of options and warrants held by directors and executive officers of Super Vision that were exercisable as of April 11, 2005, or that will become exercisable within 60 days after April 11, 2005.

Information about Directors and Executive Officers

The Board of Directors

The Board of Directors oversees the business and affairs of Super Vision and monitors the performance of management. The directors keep themselves informed through discussions with the Chairman of the Board, other key executives and our principal external advisors (legal counsel, independent auditors and other consultants), by reading reports and other materials that we send to them and by participating in Board and committee meetings. The Company has determined that all directors, other than Mr. Kingstone and Mr. Feldman, are independent under Nasdaq Rule 4200(a)(15) based on information known to the Company and on the annual questionnaire executed by each director.

The Board met eight times during fiscal year 2004. During fiscal year 2004, David Feldman attended fewer than 75% of the total number of meetings of the Board of Directors. During 2004, our independent directors held informal discussions where only independent directors were present. During 2005, our independent directors will meet at regularly scheduled (and in any event at least twice per fiscal year) executive sessions where only independent directors will be present. All Board members are expected to attend the 2005 Annual Meeting of Stockholders, subject to special circumstances. Except for Anthony T. Castor III who was elected to the Board in October 2004, all of our Board members attended the Annual Meeting of Stockholders held in May 2004.

The Committees of the Board

The Board had three standing committees in fiscal year 2004: the Audit Committee, the Compensation Committee and the Stock Option Committee. We did not have a standing Nominating Committee during fiscal year 2004; instead, our Board of Directors, as a whole, was responsible for selecting nominees for election as directors and electing executive officers. All of our independent directors participated in selecting nominees for election as directors. The Company believes that obtaining input from all directors in connection with Board nominations enhances the nominating process.

The Audit Committee	The Audit Committee reviews and approves the audit reports rendered by the Company’s independent auditors and reviews the effectiveness of Super Vision’s internal accounting methods and procedures. The Audit Committee reports to the Board of Directors about such matters and recommends the selection of independent auditors. For fiscal year 2004, Messrs. Edgar Protiva, Fritz Zeck and Anthony Nicolosi served as members of the Audit Committee. Mr. Anthony T. Castor III joined the Audit Committee shortly after being elected to the Board in October 2004. The Audit Committee met four times during fiscal year 2004. All of the members of the Audit Committee are “independent” (as defined by Rule 4200 (a)(15) of the National Association of Securities Dealers’ listing standards). The Board of Directors has adopted a written charter for the audit committee. Our Board of Directors has determined that Mr. Nicolosi is the member of the Audit Committee who (i) qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee and (ii) satisfies the “financial sophistication” requirements of the NASDAQ listing standards. For a brief listing of Mr. Nicolosi’s relevant experience, see “Proposal 1: Elect Seven Directors” below. For a report on the Audit Committee’s actions during 2004, see the “Audit Committee Report” below.

The Compensation Committee	The Compensation Committee reviews and recommends compensation plans for the top 5 highest paid employees. The Compensation Committee reports to the Board of Directors about such matters and recommends the incentive plans for these employees. For fiscal year 2004, Messrs Brian McCann, Anthony Nicolosi and Fritz Zeck served as members of the Compensation Committee. The Compensation Committee met five times during fiscal year 2004, and held several informal discussions among members of the committee.

The Stock Option Committee	The Stock Option Committee administers Super Vision’s 2003 stock option plan. For fiscal year 2004, Messrs. Edgar Protiva, Anthony Nicolosi and Brian McCann served as members of the Stock Option Committee. The Stock Option Committee met once and took action by written consent four times during fiscal year 2004.

Director Nominating Process

The Company does not have a formal policy concerning stockholder recommendations for nominees to the Board of Directors. The need for such a policy has not arisen since, to date, the Company has not received any recommendations from stockholders requesting that the Board of Directors consider a candidate for inclusion among the Board’s slate of nominees in the Company’s proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received.

The Company will consider director candidates recommended by stockholders. Any stockholder desiring to make such a recommendation should send the recommendation, in writing, to the Corporate Secretary at the address of the Company set forth on the attached Notice of 2005 Annual Meeting, no later than the date by which stockholder proposals for action must be submitted. For the date of such submission, see “Information about Stockholder Proposals” below. In order to recommend a candidate for consideration by the Board, a stockholder must provide the Board with the candidate’s name, background and relationship with the proposing stockholder, a brief statement outlining the reasons the candidate would be an effective director of Super Vision and information relevant to the considerations described below. The submission should be accompanied by the candidate’s written consent to nomination and to serving as a director, if elected. The Board may require further information.

The Company’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. The Company does not have any formal rules or policies regarding minimum qualifications for nominees, but expects that its candidates be of the highest ethical character, share the values of the Company, be capable of discharging his or her fiduciary duties to the stockholders of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, and possess the relevant expertise and experience necessary to assist the Board and the Company to increase stockholder value.

The Board of Directors seeks new nominees for election to the Board, when necessary, through a variety of channels, including informal recommendations through business and personal contacts. Current members of the Board of Directors are polled for suggestions. Research also may be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate, or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

The Board will evaluate any candidate recommended for nomination as a director, whether proposed by a stockholder or identified through the Board’s own search processes, about whom it is provided appropriate information. The Board of Directors considers nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors will seek to identify nominees that possess the characteristics outlined below.

All new candidates for election to the Board and all Board members eligible for nomination for re-election to the Board are evaluated based upon a variety of criteria, including the following:

•	the adequacy of such candidate or Board member’s time available to commit to responsibilities as a member of the Board;

•	sound personal and professional integrity;

•	an inquiring and independent mind;

•	practical wisdom and mature judgment;

•	broad training and experience at the policy-making level of business, finance and accounting, or technology;

•	the appropriate size and the diversity of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices; and

•	the need to satisfy governance and other standards set by the SEC and NASDAQ.

The Board of Directors may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

The Company currently does not have a charter with regard to the nomination process.

How Do We Compensate Our Directors?

Meeting Fees and Expenses	We compensate directors who are not employees of Super Vision with an annual fee of $1,000 for serving on our Board of Directors. For each Board or Committee meeting attended in person, directors receive $500. For meetings attended via telephone, directors receive $250. We reimburse all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We do not compensate our employees for service as a director. We do, however, reimburse them for travel and other related expenses.

Stock Awards	We compensate directors who are not employees of Super Vision with annual grant of options to purchase 2,000 shares of Class A common stock for serving on our Board of Directors. In addition, each non-employee director receives a one-time grant of options to purchase 6,000 shares of Class A common stock when he or she first becomes a member of the Board. The initial options and annual option grants become exercisable in full six months after the date of grant. During fiscal year 2004, pursuant to the 2003 Stock Option Plan, we granted options to purchase 2,000 shares of Class A common stock to Edgar Protiva, Brian McCann, David Feldman, Anthony Nicolosi and Fritz Zeck, all directors of Super Vision at the time the options were granted. The options were granted on May 13, 2004 at an exercise price of $5.05 and vested on November 13, 2004.

The Executive Officers

Except for Danilo Regalado and Michael Bauer, whose biographies are provided below, the biographies of Super Vision’s executive officers and directors, are included under “Proposal 1: Elect Seven Directors,” below.

Danilo A. Regalado Chief Financial Officer, Chief Operating Officer Age 39	Mr. Regalado was hired in February 2003 as the Company’s Chief Financial Officer (CFO) and Chief Operating Officer (COO). From 2000 until joining Super Vision, he served as Director of Global Accounting and Finance for FARO Technologies, Inc., (Nasdaq:FARO) a manufacturer of market software and portable, computerized measurement devices. From 1991 to 2000, he held positions as Controller for a multi-industry conglomerate based in West Africa and subsequently CFO for North America for the US-based distribution operations of Swank International Manufacturing Co., a leading optical manufacturing company based in Hong Kong. From 1986 to 1989, Mr. Regalado was an Audit Senior for the CPA firm Arthur Andersen, LLP based in Asia.

Michael M. Bauer Vice President of Sales and Marketing Age 40	Mr. Bauer joined the Company in October 2004 as the Company’s Vice President of Sales & Marketing. From 2002 until joining Super Vision, he served as an executive consultant to General Electric, Lighting Systems division and owned and operated Pro Lighting, Inc., a sports lighting systems supplier. From 2000 to 2002, he served as Vice President of Sales for Lighting Corporation of America, a nine-brand division of US Industries, Inc., based in Spartanburg, South Carolina and from 1998-2000 as Vice President of Sales for Cooper Lighting, a division of Cooper Industries (NYSE: CBE) based in Elk Grove Village, IL. From 1995 to 1998, Mr. Bauer oversaw the Lumark, McGraw-Edison and Cooper Utility brands for Cooper Lighting. Mr. Bauer began his career with General Electric’s Lighting Division in 1988 and held various roles in operations, product development and sales management.

Did Directors, Executive Officers and Greater-Than-10% Stockholders Comply with Section 16(a) Beneficial Ownership Reporting in 2004?

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-10% stockholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Super Vision common stock and to provide Super Vision with copies of the reports. Based solely on our review of these reports and of representations furnished to us, we believe that all of these reporting persons complied with the filing requirements for fiscal year 2004.

How Do We Compensate Our Executive Officers?

The tables below show salaries and bonuses paid during the last three years, options granted in fiscal year 2004 and aggregate options exercised in fiscal year 2004 for our Chief Executive Officer, Chief Financial & Operating Officer and Vice President of Sales & Marketing. Super Vision did not have any other executive officers or other employees serving at the end of fiscal 2004 whose total annual salary and bonus exceeded $100,000.

Summary Compensation Table

	Annual compensation					Securities Underlying Options	All other Compensation
	Year	Salary		Bonus
Brett M. Kingstone(1)(2)	2004 2003 2002	$ $ $	114,231 112,885 125,577	$ $ $	15,108 15,101 1,361	0 12,500 0	$ $ $	35,610 32,696 30,768
Danilo A, Regalado(3)	2004 2003	$ $	113,808 85,385	$ $	15,108 10,101	0 10,000	$ $	0 0
Michael A. Bauer(4)	2004		$32,350		$106	5,000		$0

(1)	All other compensation includes a monthly allowance of $1,000 for automobile and other related expenses as well as the vested portion of Super Vision’s 401(k) plan employer match.
(2)	Mr. Kingstone is the President and Chief Executive Officer of Super Vision International, Inc., and the Chairman of its Board of Directors.
(3)	Mr. Regalado is the Chief Financial and Operating Officer of Super Vision International and joined the Company in February, 2003.
(4)	Mr. Bauer is the Vice President of Sales and Marketing of the Super Vision International and joined the company in October 2004. Mr. Bauer’s annual base salary is $120,000.

In January 1994, the Company entered into a three-year employment agreement with Brett Kingstone, Chairman of the Board, Chief Executive Officer and President of the Company. The agreement with

Mr. Kingstone is renewable automatically for successive one year terms and provides for a base annual salary (subject to annual increases and bonuses at the discretion of the Board of Directors) and a monthly automobile allowance of $1,000.

In the event of termination of Mr. Kingstone’s agreement by the Company other than for cause, the Company has agreed to pay him severance in an amount equal to the annual base salary in effect for the balance of the term of the agreement plus six months. The agreement contains confidentiality and non-competition provisions.

In October 2004, the Company entered into a 15-month employment agreement with Michael Bauer, Vice President of Sales and Marketing. The agreement with Mr. Bauer expires in December 2005 and provides for an annual base salary plus commissions based upon achieving certain sales goals.

The Company has no other employment agreements with its employees, although all employees sign confidentiality and non-competition agreements.

We have entered into indemnification agreements with certain of our directors and executive officers which provide that we will indemnify such directors and executive officers against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of our company.

Option Grants in Fiscal Year 2004

The following table provides information on stock options granted under our 2003 stock option plan during fiscal year 2004 to the executive officers named in the Summary Compensation Table.

Name	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date
Brett M. Kingstone	—		—	—	—

Michael Bauer	5,000	(1)	21.46%	$3.86	October 1, 2014

Danilo A. Regalado	—		—	—	—

(1)	These options were granted on October 1, 2004 and were immediately exercisable in full.

Aggregate Option Exercises During Fiscal Year 2004 and Year-End Option Values

The following table shows information about the value of unexercised stock options at December 31, 2004 for the executive officers listed below. None of the options held by the executive officers listed in the Summary Compensation Table above were exercised in fiscal year 2004.

	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Brett M. Kingstone	72,500	0	0	0
Michael Bauer	5,000	0	0	0
Danilo A. Regalado	10,000	20,000	$17,600	$35,200

(1)	The dollar values of any In-the-Money Options would be calculated by determining the difference between $3.80 per share, the closing bid price of common stock on December 31, 2004, and the exercise price of the stock options. “In-the-Money” stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date. At December 31, 2004, neither Mr. Kingstone nor Mr. Bauer had any In-the-Money options.

Stock Option Plans

1994 Stock Option Plan

Super Vision’s employees, officers, directors and consultants or advisers are eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options under our 1994 stock option plan (the “1994 Plan”). The 1994 Plan, which expired in January 2004, is administered by the Stock Option Committee of the Board of Directors. There are 450,000 shares of our Class A common stock reserved for issuance under the 1994 Plan. The purposes of the 1994 Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the Committee in granting options pursuant to the Plan are consistent with these purposes.

Options granted under the 1994 Plan may be either incentive options or non-qualified options. Incentive options granted under the 1994 Plan are exercisable for a period of up to 10 years from the date of grant. No options could be granted under the plan after January 2004. Options may be granted only to such employees, officers, directors, consultants and advisors as the Committee shall select from time to time in its sole discretion, but only employees of Super Vision shall be eligible to receive incentive options.

An optionee may be granted more than one option under the Plan. The Committee will, in its discretion, determine (subject to the terms of the 1994 Plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the 1994 Plan.

The 1994 Plan may be amended or terminated by the Board of Directors at any time. Any amendment which would increase the aggregate number of shares of Class A common stock as to which options may be granted under the 1994 Plan, materially increase the benefits under the 1994 Plan, or modify the class of persons eligible to receive options under the 1994 Plan shall be subject to the approval of the stockholders of Super Vision. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

In September 2003, the Board of Directors determined that no further options would be granted under the 1994 Plan.

2003 Stock Option Plan

Super Vision’s employees, officers, directors and consultants or advisers are eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options under our 2003 stock option plan (the “2003 Plan”). The 2003 Plan, which expires in September 2013, is administered by the Stock Option Committee of the Board of Directors. There are 450,000 shares of our Class A common stock reserved for issuance under the 2003 Plan. The purposes of the 2003 Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the Committee in granting options pursuant to the Plan are consistent with these purposes.

Options granted under the 2003 Plan may be either incentive options or non-qualified options. Incentive options granted under the 2003 Plan are exercisable for a period of up to 10 years from the date of grant. No options can be granted under the plan after September 2013. Options may be granted only to such employees, officers, directors, consultants and advisors as the Committee shall select from time to time in its sole discretion, but only employees of Super Vision shall be eligible to receive incentive options.

An optionee may be granted more than one option under the Plan. The Committee will, in its discretion, determine (subject to the terms of the 2003 Plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the 2003 Plan.

The 2003 Plan may be amended or terminated by the Board of Directors at any time. Any amendment which would increase the aggregate number of shares of Class A common stock as to which options may be granted under the 2003 Plan, materially increase the benefits under the 2003 Plan, or modify the class of persons eligible to receive options under the 2003 Plan shall be subject to the approval of the stockholders of Super Vision. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

Equity Compensation Plan Information as of December 31, 2004

Plan Category	(a) Number of common shares to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of common shares available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	351,650	$5.19	446,471

Equity compensation plans not approved by stockholders	467,712	$7.00	—

Totals	819,362	$6.14	446,471

Arrangements with Officers and Directors

On November 18, 1999, the Company filed a lawsuit (case number CI-99-9392) (the “Lawsuit”) in the Circuit Court of the 9th Judicial Circuit in and for Orange County Florida against various defendants (the “Wu Defendants”). The Company is also pursuing litigation against certain parties related to the Wu Defendants (the “Related Litigation”). In June 2003, the Court issued an order of final judgment against all parties in the Lawsuit. Pursuant to the final judgment, the Company was awarded $38,405,978 and further awarded an additional amount for legal fees and costs of $834,297. As of the date of entry of the final judgment, these amounts began accruing interest at a rate of six percent per year. As of December 31, 2004 the total amount due was approximately $41.6 million. The Company believes that the monetary judgment awarded in the Lawsuit, and any amounts that may be awarded in the Related Litigation, will be very difficult and costly to collect, if collectable at all. The Company may not be successful in collecting any amounts awarded in the Lawsuit or that may be awarded in the Related Litigation. The Board of Directors of the Company has elected not to use Company funds to pursue collection activities in the Lawsuit or Related Litigation (the “Collection Activities”). The Company has reached an agreement with Mr. Kingstone regarding funding for Collection Activities. Mr. Kingstone has the option of providing personal funds (“Kingstone Funds”), or arranging for funds from third parties (“Third Party Funds”), to pursue Collection Activities. As of December 31, 2004, Mr. Kingstone had provided $350,000 in the form of a Letter of Credit, and arranged for $350,000 of Third Party Funds, to further the Collection Activities. The Kingstone Funds and Third Party Funds were subsequently returned after being used for bonding in connection with Collection Activities. Mr. Kingstone has also notified the Company that he has available, on a standby basis, up to an additional $3,000,000 of bonding capacity to pursue further Collection Activities. In consideration for providing Kingstone Funds and/or Third Party Funds for Collection Activities, the Company has agreed to pay Mr. Kingstone 25% of amounts actually received by the Company from all Collection Activities less all costs and expenses incurred from time to time by the Company in connection with the Lawsuit, the Related Litigation and the Collection Activities, which have not been recovered by the Company. To date, the Company has incurred approximately $20,000 in fees related to Collection Activities and has not recovered any funds from Collection Activities.

On September 27, 1996, Super Vision entered into a lease agreement with Max King Realty, an entity controlled by Mr. Kingstone, our President, Chief Executive Officer and Chairman of the Board, for approximately 70,000 square feet of warehouse and office space. We began occupying this facility in August 1997. The lease term expires in June 2012. Rental payments for the year ended December 31, 2004 amounted to approximately $641,000. The lease agreement was approved by all of the disinterested directors of Super Vision, with Mr. Kingstone abstaining from the vote. At the time we entered into the lease agreement, based on then current economic conditions, the real estate market, and our prospects, we believed that the transaction was on terms, when taken as a whole, no less favorable to Super Vision than could generally be obtained from unaffiliated third parties

Code of Business Conduct and Ethics

Super Vision has set forth its policy on ethical behavior in a document called “Code of Business Conduct and Ethics” This policy applies to the members of our Board of Directors and all employees, including (but not limited to) our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. This policy comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-B promulgated by the SEC. The text of this code of business conduct and ethics is posted on our internet site at www.svision.com, where we may also disclose any amendments to and waivers of the code.

PROPOSAL 1: ELECT SEVEN DIRECTORS

The Board has nominated seven directors for election at the Annual Meeting to serve until the 2006 Annual Meeting of Stockholders, or until their successors are elected and qualified. All nominees are currently directors of Super Vision.

If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

Brett M. Kingstone Chief Executive Officer, President and Chairman of Board of Directors Age 45	Mr. Kingstone is our founder. He has been employed by us in a senior executive capacity and has been chairman of the company’s board of directors since our formation in 1991. Since July 1999, Mr. Kingstone has been our Chairman of the Board, Chief Executive Officer and President. From November 1997 to July 1999, Mr. Kingstone served as our Chairman and Chief Executive Officer. From our inception to November 1997 he was Chairman, Chief Executive Officer and President. Since 1994, Mr. Kingstone has been the owner of Max King Realty Inc., a commercial real estate company. From October 1985 until January 1991, Mr. Kingstone served as an independent consultant in the area of fiber optic technology.

From December 1988 until October 1989, he served as President of Fibermedia Corporation in Boulder, Colorado. From January 1984 to August 1985, he was a partner in Kingstone Prato, Inc., a venture capital partnership in Boulder, Colorado. From August 1981 through December 1983, he served as Vice President of Sales of Gekee Fiber Optics, Inc. in Palo Alto, California. Mr. Kingstone is a graduate of Stanford University and the author of three books — The Student Entrepreneur’s Guide (McGraw-Hill), The Dynamos (John Wiley & Sons; Koksaido Press) and The Real War Against America (Specialty Publishing Company).

Edgar Protiva Director Age 65	Mr. Protiva became a director of Super Vision International in March 1994. From 1980 to present, Mr. Protiva has been engaged in merchant banking with K.C.L. Associates.

Brian McCann Director Age 39	Mr. McCann became a director of Super Vision in October 1995. Since 1996, Mr. McCann has held successive positions with ADVA Optical Networking, Inc., a manufacturer of optical networking systems used for high-speed metropolitan area telecommunication and enterprise networks. Currently, Mr. McCann is serving as Chief Marketing and Strategy Officer of ADVA AG Optical Networking and President of ADVA Optical Networking, Inc., the U.S. subsidiary of ADVA AG in Munich, Germany. Prior to joining ADVA Optical Networking in 1996, Mr. McCann was the Director of Sales and Marketing for 3M Corp, Specialty Optical Fiber Group.

Fritz Zeck Director Age 64	Mr. Zeck became a director of Super Vision in January 1999. From 1994 until retiring in December 2002, Mr. Zeck served as President of Cooper Lighting, Inc., a manufacturer of lighting products. From 1985 until 1994, he served as Vice President of Sales for Cooper Lighting. Mr. Zeck joined Metalux in 1976 where he was Regional Sales Manager for the Central portion of the United States. He founded Lumark Lighting in 1978, which was a division of Metalux

Anthony Nicolosi Director Age 43	Mr. Anthony Nicolosi became a Director of the Company, effective August 1, 2003. He was elected to fill a vacancy on the Board of Directors. Since 2001, Mr. Nicolosi has been President and Chief Operating Officer for Volvo Finance North America, Inc., a subsidiary of Ford Motor Credit Corporation. Mr. Nicolosi joined Volvo Finance North America in October 1998, as Vice President Operations. From January 1997 through October 1998, Mr. Nicolosi was General Manager of the New Jersey Market Area with Volvo Cars of North America, Inc. Prior to joining Volvo Cars of North America, Mr. Nicolosi worked for the public accounting firm N.L. Fish & Company of Englewood Cliffs, NJ. Mr. Nicolosi is a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants, and the New Jersey Society of Certified Public Accountants.

David Feldman Director Age 47	Mr. Feldman became a director of Super Vision International on September 1, 2003. He was elected to fill a vacancy on the Board of Directors and serves as the designee of Cooper Lighting, Inc. to our Board of Directors. He has been President of Cooper Lighting, Inc., a manufacturer of fluorescent, incandescent and HID lighting fixtures, since December 2002. From January 2001 through December 2002, Mr. Feldman held the position of Senior Vice President, Marketing and Sales for Holcim (US) Inc., a supplier of Portland and blended cement and other related products. From 1980 through July 2000, Mr. Feldman was employed in various positions with General Electric Company, holding the position of General Manager Global Six Sigma-GE Lighting from November 1997 to December 1998 and holding the position of Vice President, North American Sales from December 1998 through July 2000.

Anthony T. Castor III Director Age 53	Mr. Castor became a director of Super Vision International in October 2004. He was elected to fill a vacancy on the Board of Directors. Mr. Castor is currently an independent consultant. From 2003 until April 2005, Mr. Castor was the President and Chief Executive Officer of Chromalox, Inc., a manufacturer of electric heating products located in Pittsburgh, PA. From 2002 to 2003, Mr. Castor was an independent consultant. From early 2000 to 2002, Mr. Castor served as President, Chief Executive Officer and a Director of the Morgan Group, Inc., a specialty transportation company. Mr. Castor joined the Morgan Group in a turnaround capacity and during his tenure the primary assets of the company were divested prior to liquidating the remaining assets of the company. The Morgan Group filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in 2002. From January 1998 until January 2000, Mr. Castor served as President and Chief Executive Officer of Precision Industrial Corporation, a worldwide supplier of capital equipment for processing metal. From 1993 until 1997, Mr. Castor was the President and Chief Executive Officer of Hayward

Industries, Inc., a worldwide supplier of pumps, filters, heaters and other accessories for the pool and spa industries as well as industrial filtration equipment. From 1987 to 1993, Mr. Castor was Corporate Vice President of Crompton & Knowles Corporation, a supplier of specialty chemicals and process equipment and President of its wholly-owned subsidiary, Ingredient Technology Corporation. Mr. Castor previously served as a director of the Company from September, 1996 through May, 2003.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR.

PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT AUDITORS FOR 2005

We are asking you to ratify the Board’s appointment of Cross, Fernandez & Riley, LLP, certified public accountants, as independent auditors for fiscal year 2005. The Audit Committee recommended the selection of Cross, Fernandez & Riley, LLP to the Board. Cross, Fernandez & Riley, LLP has served as the independent auditors of Super Vision International since October 2001.

Representatives of Cross, Fernandez & Riley, LLP are expected to attend the annual meeting and be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF

CROSS, FERNANDEZ & RILEY, LLP AS THE INDEPENDENT AUDITORS FOR SUPER

VISION.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Cross, Fernandez & Riley, LLP (formerly Gallogly, Fernandez & Riley, LLP) for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2003, and fees billed for other services rendered by Cross, Fernandez & Riley, LLP during those periods.

	2004	2003
Audit fees:[1]	$79,138	$68,575
Audit related fees:[2]	0	0
Tax fees:[3]	5,000	6,650
All other fees:[4]	0	0

Total	$84,138	$72,225

(1)	Audit fees consisted principally of services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim financial statements included in the Company’s Quarterly Reports on Form 10-QSB filed during the years ended December 31, 2004 and December 31, 2003 and for review of documents filed with the Securities and Exchange Commission during those fiscal years.
(2)	Cross, Fernandez & Riley, LLP was not engaged to provide audit related services to the company for fiscal years ending December 31, 2004 and December 31, 2003.
(3)	Tax fees consisted principally of corporate income tax compliance and reporting and global tax planning services.
(4)	The Company generally does not engage Cross, Fernandez & Riley, LLP for “other” services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit services include audit and review work performed on the annual and quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, review of SEC filings, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004:

•	The Audit Committee reviewed and discussed the audited financial statements with management;

•	The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61; and

•	The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board No 1., Independence Discussions with the Audit Committee) and discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Anthony Nicolosi

Fritz Zeck

Edgar Protiva

Anthony T. Castor III

Other Matters

Management does not know of any matters to be presented for action at the meeting other than the election of directors and the ratification of the independent auditors as further described in the Notice of Annual Meeting of Stockholders. However, if any other matters come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “Commission”). You may read our Commission filings over the internet at the Commission’s website at http://www.sec.gov. You may also read and copy documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

We are delivering our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 with this proxy statement, form of proxy and notice of annual meeting of stockholders. Upon request, we will provide copies of the exhibits to the Annual Report on Form 10-KSB at no additional cost. All requests for copies should be directed to our Chief Operating Officer at Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.

Information About Stockholder Proposals

Any stockholder who desires to present a proposal qualified for inclusion in our proxy materials relating to our 2006 Annual Meeting must forward the proposal to the Corporate Secretary at the address set forth below in time to arrive at our offices no later than December 26, 2005. This deadline will change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission if the date of the 2006 Annual Meeting is 30 calendar days earlier or later than May 26, 2006. The notice provided by the stockholder must contain:

•	a complete and accurate description of the proposal;

•	a statement that the stockholder (or the stockholder’s legal representative) intends to attend the meeting and present the proposal and that the stockholder intends to hold of record securities entitled to vote at the meeting through the meeting date;

•	the stockholder’s name and address and the number of shares of our voting securities that the stockholder holds of record and beneficially as of the notice date; and

•	a complete and accurate description of any material interest of such stockholder in such proposal.

Stockholders who intend to present a proposal at the Company’s 2006 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than March 11, 2006.

All stockholder proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (regardless of whether included in the proxy materials), and applicable Delaware law.

If you wish to submit a stockholder proposal for the 2006 Annual Meeting of Stockholders or if you would like a copy of our Bylaws (without charge), please write to the Corporate Secretary, Super Vision, 8210 Presidents Drive, Orlando, Florida 32809.

Communications to the Board

Stockholders may communicate with the Super Vision Board of Directors by mailing a communication to the entire Board or to one or more individual directors, in care of the Corporate Secretary, Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809. All communications from stockholders to Board members (other than communications soliciting the purchase of products and services) will be promptly relayed to the Board members to whom the communication is addressed.

By order of the Board of Directors,

Brett M. Kingstone,

Chairman of the Board, President and Chief Executive Officer

April 25, 2005

SUPER VISION INTERNATIONAL, INC.

Proxy for 2005 Annual Meeting of Stockholders to be held on May 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Super Vision International, Inc. hereby constitutes and appoints Brett M. Kingstone, as attorney and proxy, with the full power to appoint a substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Super Vision which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Super Vision to be held Thursday, May 26, 2005, or at any and all adjournments or postponements thereof, with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 25, 2005.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SUPER VISION INTERNATIONAL, INC.

May 26, 2005

Please date, sign, and mail

your proxy card back in the

envelope provided as soon

as possible.

¯	Please detach along perforated line and mail in the envelope provided.	¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. To vote for election of the following nominees as directors to hold office for one-year terms or until their successors are elected and qualified.		2. To ratify the appointment of Cross, Fernandez & Riley LLP as independent auditors for 2005.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Bertt M. Kingstone O Edgar Protiva O Brain McCann O Anthony Nicolosi O David Feldman O Fritz Zeck O Anthony T. Castor III

3.      In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED, “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS AND THE PROXY HOLDER WILL VOTE ON ANY MATTER UNDER PROPOSALS NO. 3 IN HIS DISCRETION AND IN HIS BEST JUDGMENT.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on an account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareowner	____________	Date:	_______________	Signature of Shareowner	______________	Date:	_______________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.